UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

ClearComm, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-28362	66-0514434
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

City View Plaza – Suite 700

No. 48 of Road 165

Guaynabo, Puerto Rico 00968

(Address of principal executive offices)

Registrant’s telephone number, including area code (787) 620-0140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Audit Committee and senior management of ClearComm, L.P. (the “Partnership”) concluded on or about August 17, 2005 that the previously issued consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 should no longer be relied upon.

Since January 1, 2003, the Partnership has established, at the end of each accounting period, an inventory reserve account for the anticipated future loss on the sale of handsets to customers.  After discussions and consultation, however, with the Securities and Exchange Commission and Kevane Soto Pasarell Grant Thornton LLP, the Partnership’s independent auditors, the Partnership’s Audit Committee and senior management decided on or about August 17, 2005 to change the Partnership’s existing method for inventory pricing by instead recognizing the loss on handset sales at the time of sale to customers.

Accordingly, the Partnership has restated its previously issued consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 in connection with the change in the accounting method used to record the amount of loss incurred on the sale of handsets to customers.  The restated financial statements will be included with the Annual Report on Form 10-K/A (Amendment No. 3) to be filed with the Commission by the Partnership as soon as possible after the date that this Current Report on Form 8-K is filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2005	ClearComm, L.P.

	By:	SuperTel Communications Corp.

	Its:	General Partner

	By:	/s/ Javier O. Lamoso
Javier O. Lamoso Chief Executive Officer